Exhibit 10.21

SECOND AMENDED AND RESTATED
SECURITIES PURCHASE AGREEMENT

THIS SECOND AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of May [    ], 2007, by and among Solera Holdings, Inc., a Delaware corporation (the “Company”), GTCR Fund VIII, L.P., a Delaware limited partnership (“Fund VIII”), GTCR Fund VIII/B, L.P., a Delaware limited partnership (“Fund VIII/B”), and GTCR Co-Invest II, L.P., a Delaware limited partnership (“GTCR Co-Invest”).  Each of Fund VIII, Fund VIII/B and GTCR Co-Invest, together with any investment fund managed by GTCR Golder Rauner, L.L.C., a Delaware limited liability company (“GTCR I”), or GTCR Golder Rauner II, L.L.C., a Delaware limited liability company (“GTCR II”), that at any time executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement shall be referred to herein as an “Investor” and, collectively, as the “Investors”.  Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

On April 1, 2005, pursuant to the Unit Purchase Agreement, dated as of April 1, 2005, by and among Solera Holdings, LLC (“Solera LLC”), a Delaware limited liability company and predecessor to the Company, and the Investors (the “Original Purchase Agreement”), the Investors purchased from Solera LLC (i) 1,000 of Solera LLC’s Class B Preferred Units (as defined in the LLC Agreement (as defined below)) (the “Class B Preferred Units”) and (ii) 40,000,000 of Solera LLC’s Class A Common Units(as defined in the LLC Agreement) (the “Class A Common Units”) , each having the rights and preferences set forth in the LLC Agreement.

On April 13, 2006, pursuant to the Amended and Restated Unit Purchase Agreement, dated as of April 13, 2006, by and among Solera LLC and the Investors (as amended, the “Restated Purchase Agreement”), the Investors purchased from Solera LLC (i) 199,640.000 of Solera LLC’s Class B Preferred Units and (ii) 43,600,000 of Solera LLC’s Class A Common Units.  All Class B Preferred Units and Class A Common Units owned by the Investors or acquired by the Investors in accordance with the terms of the Original Unit Purchase Agreement or the Restated Purchase Agreement are referred to herein as the “Units.”

On the date hereof, pursuant to a resolution of the board of managers of Solera LLC dated February 12, 2007 and in connection with the initial public offering (the “IPO”) of the common stock, par value $0.01 per share (the “Common Stock”), of the Company, Solera LLC filed a certificate of conversion (as filed, the “Certificate of Conversion”) and a certificate of Incorporation (as filed, the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, pursuant to which Solera LLC was converted from a limited liability company into a corporation and all Class A Common Units and Class B Preferred Units of Solera LLC were converted into shares (the “Conversion”) of the common stock, par value $0.01 per share (the “Common Stock”), of the Company as set forth in the Certificate of Conversion and the Certificate of Incorporation.  All shares of Common Stock owned or acquired by the Investors with respect to the Units shall be referred to herein as “Securities.”

The Company and the Investors desire to amend and restate the Restated Purchase Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to the Restated Purchase Agreement hereby agree to amend and restate the Restated Purchase Agreement in its entirety as follows and all parties hereto hereby agree as follows:

Section  1.              Purchase, Sale and Conversion.

1A.          Pursuant to the Original Purchase Agreement, on April 1, 2005, the Investors purchased, and Solera LLC sold, an aggregate of (i) 1,000 Class B Preferred Units at a price of $1,000.00 per unit and (ii) 40,000,000 Class A Common Units at a price of $0.10 per unit.  On such date, Solera LLC delivered to the Investors a copy of the certificates evidencing such Securities, and the Investors delivered to Solera LLC an aggregate amount equal to $5,000,000.00 as payment for such Securities.

1B.          Pursuant to the Restated Purchase Agreement, on April 13, 2006, the Investors purchased, and Solera LLC sold, an aggregate of (i) 199,640 Class B Preferred Units at a price of $1,000.00 per unit and (ii) 43,600,000 Class A Common Units at a price of $0.10 per unit.  On such date, Solera LLC delivered to the Investors a copy of the certificates evidencing such Securities, and the Investors delivered to Solera LLC an aggregate amount equal to $204,000,000.00 as payment for such Securities.

1C.          On the date hereof, pursuant to the Conversion, all outstanding units of Solera LLC, including the Units, were converted into shares of Common Stock.  Following the Conversion, the Investors owned an aggregate of [                  ] shares of Common Stock, and each Investor owned the percentage of such amount set forth next to such Investor’s name on the Schedule of Investors attached hereto.

Section  2.              Conditions of the Investors’ Obligation.  The obligations of each Investor under this Agreement are subject to the satisfaction as of the date hereof of the following conditions:

2A.          Representations and Warranties; Covenants.  The representations and warranties contained in Section 5 hereof shall be true and correct on the date hereof and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the date hereof.

2B.          Certificate of Conversion and Certificate of Incorporation.  On the date hereof, the Certificate of Conversion and the Certificate of Incorporation, copies of which are attached hereto as Exhibit A, were filed with the Secretary of State of the State of Delaware and the Certificate of Incorporation shall be in full force and effect under the laws of the State of Delaware as of the date hereof and shall not have been amended or modified.

2C.          By-laws.  On the date hereof, the board of directors and the stockholders of the Company adopted the By-laws of the Company, a copy of which is attached hereto as Exhibit B (the “By-laws”), and the By-laws shall be in full force and effect as of the date hereof.

2D.          Registration Agreement.  The Registration Agreement shall be in full force and effect as of the date hereof.

2E.           Termination of Limited Liability Company Agreement.  On April 1, 2005, Solera LLC and the members of Solera LLC entered into a Limited Liability Company Agreement (as amended, the “LLC Agreement”).  On or prior to the date hereof, the LLC Agreement shall have been terminated and shall be of no further force or effect as of the date hereof.

2F.           Termination of Securityholders Agreement.  On April 1, 2005, the Company, the Investors and Executive entered into a securityholders agreement (as amended, the “Securityholders Agreement”).  On or prior to the date hereof, the Securityholders Agreement shall have been terminated and shall be of no further force or effect as of the date hereof.

2G.          Termination of Professional Services Agreement.  On April 1, 2005, Solera, Inc. and GTCR II entered into a professional services agreement (the “Professional Services Agreement”).  On or prior to the date hereof, the Professional Services Agreement shall have been terminated and shall be of no further force or effect as of the date hereof.

2H.          Fees and Expenses.  The Company shall have reimbursed each Investor for its fees and expenses as provided in Section 7A hereof.

2I.            Consents and Approvals.  The Company shall have received or obtained all governmental, regulatory and third party consents and approvals necessary for the consummation of the transactions contemplated by this Agreement.

2J.           Waiver.  Any condition specified in this Section 2 may be waived only if such waiver is set forth in a writing executed by the Investors.

Section  3.              Covenants.

3A.          Current Public Information.  At all times after the Company (or its successor) has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company (or its successor) shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (a) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (b) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission.  Upon request, the Company (or its successor) shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

3B.          Amendment of Other Agreements.  The Company shall not amend, modify or waive any provision of the Senior Management Agreements or any other agreement with key executives of the Company without the prior written consent of the Majority Holders.  The Company shall enforce the provisions of the Senior Management Agreements and any other agreement with key executives of the Company and shall exercise all of its rights and remedies thereunder (including, without limitation, any repurchase options and first refusal rights) unless it is otherwise directed by the Majority Holders.

3C.          Public Disclosures.  The Company shall not, nor shall it permit any Subsidiary to, disclose any Investor’s name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity (other than tax filings in the ordinary course), without the prior written consent of such Investor, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Investor describing in reasonable detail the proposed content of such disclosure and shall permit such Investor to review and comment upon the form and substance of such disclosure.

3D.          Hart-Scott-Rodino Compliance.  In connection with any transaction in which the Company is involved (a “Transaction”) that is required to be reported under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time (the “HSR Act”), the Company shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice which may be required to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with a Transaction.  The Company shall take all reasonable actions and shall file and use reasonable best efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the Transaction.  Notwithstanding the foregoing, if any Investor, rather than the Company, is required to make a filing under the HSR Act in connection with a Transaction, the Company will provide to such Investor all necessary information for such filing, will facilitate such filing and will pay all fees and expenses associated with such filing.

3E.           Equity Issuances.  The Company shall not issue or grant any stock-based compensation to [                 ] without the prior written consent of the Investors.  The right of the Investors under this Section 3E shall terminate upon the Investors failing to hold at least 37.5% of the Investor Securities held by the Investors immediately after the closing of the IPO.

3F.           Board Committee Membership and Size.  The Company shall have a three-member Compensation Committee of the Board and a three-member Nominating and Corporate Governance Committee of the Board.  The membership of these committees shall include one representative designated by the Investors and each committee’s membership shall not be increased without the consent of the Investors.  This Section 3F shall terminate upon the earlier of (i) the Investors failing to hold at least 37.5% of the Investor Securities held by the Investors immediately after the consummation of the IPO and (ii) such time as the Investors’ designees would be prohibited from serving on such committees under applicable law or under the rules of the New York Stock Exchange.

3G.          Equity Plans.  The Company shall not increase the number of shares of Common Stock authorized for issuance under any of the Equity Plans without the consent of the Investors.  The right of the Investors under this Section 3G shall terminate upon the Investors failing to hold at least 37.5% of the Investor Securities held by the Investors immediately after the closing of the IPO.

Section  4.              Transfer of Restricted Securities.

(a)           Restricted Securities are transferable only pursuant to (i) Public Offerings, (ii) Rule 144 of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available and (iii) subject to the conditions specified in clause (b) below, any other legally available means of transfer.

(b)           In connection with the transfer of any Restricted Securities (other than a transfer described in Sections 4(a)(i) or (ii) above or to any Affiliate of an Investor), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer.  If the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis LLP or other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver to the prospective transferor new certificates for such Restricted Securities that do not bear the Securities Act legend set forth in Section 7C.  If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 4 and Section 7C.

(c)           Upon the request of an Investor, the Company shall promptly supply to such Investor or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

Section  5.              Representations and Warranties of the Company.  The Company hereby represents and warrants to each Investor that:

5A.          Organization and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a Material Adverse Effect.  The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.  The copies of the Company’s Certificate of Incorporation and By-laws that have been furnished to the Investors reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

5B.          Equity Securities and Related Matters.

(a)           As of the date hereof and immediately hereafter, the authorized equity securities of the Company shall consist of the following: (i) 150,000,000 shares of Common Stock, of which [            ] shall be issued and outstanding; (ii) 15,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), none of which shall be issued and outstanding; and (iii) 5,800,000 shares of Common Stock shall be reserved for issuance under the Company’s Equity Plans.  As of the date hereof, the Company shall not have outstanding any securities convertible or exchangeable for any equity securities of the Company or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its equity securities or any securities convertible into or exchangeable for its equity securities or any equity appreciation rights or phantom equity plans other than pursuant to the Equity Plans.  As of the date hereof, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity securities or any warrants, options or other rights to acquire its equity securities, except obligations, if any, pursuant to this Agreement, the Senior Management Agreements and the Company’s Certificate of Incorporation.  As of the date hereof, all of the Company’s outstanding equity securities shall be validly issued, fully paid and nonassessable.

(b)           There are no statutory or, to the best of the Company’s knowledge, contractual securityholders preemptive rights or rights of refusal with respect to the issuance of the Securities pursuant to the Conversion.  Neither Solera LLC nor the Company has violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its equity securities, and the issuance of the Securities pursuant to the Conversion did not and will not require registration under the Securities Act or any applicable state securities laws.  To the best of the Company’s knowledge, there are no agreements between the Company’s securityholders with respect to the voting or transfer of the Company’s equity securities or with respect to any other aspect of the Company’s affairs, except for the Senior Management Agreements and the Registration Agreement.

5C.          Subsidiaries; Investments.  Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of its business requires it to qualify.

5D.          Authorization; No Breach.  The execution, delivery and performance of this Agreement, the Senior Management Agreements and all other agreements contemplated hereby or thereby to which the Company is a party, have been duly authorized by the Company.  This Agreement, the Senior Management Agreements, the Registration Agreement, the Certificate of Incorporation and all other agreements contemplated hereby or thereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.  The execution and delivery by the Company of this Agreement, the Senior Management Agreements, the Registration Agreement and all other agreements contemplated hereby or thereby to which the Company is a party, the issuance of the Securities pursuant to the

Conversion and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s equity securities or assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or By-laws, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

5E.           Litigation, etc.  There are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company’s knowledge, threatened against or affecting either the Company or Solera, Inc. (or to the best of the Company’s knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company or Solera, Inc. with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality with respect to the transactions contemplated by this Agreement.

5F.           Brokerage.  There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company.  The Company shall pay, and hold the Investors harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

5G.          Governmental Consent, etc.  No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby.

5H.          Disclosure.  Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to the Investors by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.  There is no fact which the Company has not disclosed to the Investors in writing and of which any of its officers, directors, managers or executive employees is aware and which has had or might reasonably be anticipated to have a Material Adverse Effect.

5I.            Closing Date.  The representations and warranties of the Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to the Investors shall be true and correct in all material respects on the date hereof, except as affected by the transactions expressly contemplated by this Agreement.

Section  6.              Definitions.  For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person or entity; it being understood and agreed that GTCR II and its Affiliates shall for all purposes hereunder be Affiliates of GTCR I.  For purposes of this Agreement, all holdings of Class B Preferred Units and Class A Common Units by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement.

“Board” means the board of directors of the Company at any given time.

“Equity Plans” means the Company’s (i) 2007 Long-Term Equity Incentive Plan and (ii) 2007 Employee Stock Purchase Plan.

“Indebtedness” means all indebtedness for borrowed money (including purchase money obligations) maturing one year or more from the date of creation or incurrence thereof or renewable or extendible at the option of the debtor to a date one year or more from the date of creation or incurrence thereof, all indebtedness under revolving credit arrangements extending over a year or more, all capitalized lease obligations and all guarantees of any of the foregoing.

“Investor Securities” means (i) the Securities issued pursuant to the Conversion in respect of the Units purchased by the Investors pursuant to the Original Purchase Agreement and the Restated Purchase Agreement and (ii) any Securities issued or issuable with respect to the Securities referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares of the capital stock of the Company, recapitalization, merger, consolidation or other reorganization.  As to any particular shares of Investor Securities, such shares shall cease to be Investor Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

“Investment” as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC Section shall be interpreted to include any revision of or successor to that Section regardless of how numbered or classified.

“Majority Holders” means the holders of a majority of the Investor Securities.

“Material Adverse Effect” means a material adverse effect on the business, liabilities, operations, properties, assets, operating results, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

“Officer’s Certificate” means a certificate signed by the Company’s chief executive officer or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit such officer to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer’s knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale in a public offering registered under the Securities Act of equity securities of the Company or a corporate successor to the Company.

“Registration Agreement” means the Registration Rights Agreement, dated as of April 1, 2005, by and among Solera LLC, the Investors and the other Persons from time to time party thereto.

“Restricted Securities” means (i) the Securities issued pursuant to the Conversion with respect to units issued pursuant to the Original Purchase Agreement or the Restated Purchase Agreement and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares of the capital stock of the Company, recapitalization, merger, consolidation or other reorganization.  As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 7C have been delivered by the Company in accordance with Section 4(b).  Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 7C.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Securities and Exchange Commission” includes any governmental body or agency succeeding to the functions thereof.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

“Senior Management Agreement” means any Senior Management Agreement entered into from time to time among the Company, Solera, Inc. (or any other Subsidiaries of the Company) and its executives, as the same may be amended from time to time pursuant to the terms thereof (including, without limitation, the Second Amended Senior Management

Agreement, the Restated Securities Purchase Agreements and any other agreements designated as Senior Management Agreements for the sale of equity securities between the Company and any employees or other service providers of the Company or its Subsidiaries, as approved by the Board).

“Solera, Inc.” means Solera, Inc., a Delaware corporation.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of  partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.  For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

Section  7.              Miscellaneous.

7A.          Expenses.  The Company agrees to pay, and hold the Investors and all holders of Investor Securities harmless against liability for the payment of, (a) the reasonable fees and expenses of their counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement, (b) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Senior Management Agreements, the Registration Agreement and the other agreements contemplated hereby or thereby and the Certificate of Incorporation, (c) stamp and other taxes that may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Securities issued pursuant to the Conversion, (d) the fees and expenses incurred with respect to the interpretation or enforcement of the rights granted under this Agreement, the Senior Management Agreements, the Registration Agreements, the other agreements contemplated hereby or thereby and the Certificate of Incorporation and (e) such reasonable travel expenses, legal fees and other out-of-pocket fees and expenses as have been or may be incurred by any Investor, its Affiliates and its Affiliates’ directors, officers and employees in connection with any Company-related financing and in connection with the rendering of any other services by an Investor or its Affiliates (including, but not limited to, fees and expenses incurred in attending Board or other Company-related meetings).

7B.          Remedies.  Each holder of Investor Securities shall have all rights and remedies set forth in this Agreement, the Registration Agreement and the Certificate of Incorporation and all rights and remedies that such holders have been granted at any time under any other agreement or contract and all of the rights that such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

7C.          Each Investor’s Investment Representations.  Each Investor hereby represents (a) that this Agreement and each of the other agreements contemplated hereby constitutes (or will constitute) the legal, valid and binding obligation of such Investor, enforceable in accordance with its terms and (b) that the execution, delivery and performance of this Agreement and such other agreements by such Investor does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Investor is subject.  Notwithstanding the foregoing, nothing contained herein shall prevent any Investor and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof.  Each certificate for Restricted Securities issued on or after the date hereof shall be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON May [   ], 2007 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECOND AMENDED AND RESTATED UNIT PURCHASE AGREEMENT, DATED AS OF May [   ], 2006 BY AND AMONG THE ISSUER (THE “COMPANY”) AND CERTAIN INVESTORS, AS AMENDED, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.  A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

7D.          Consent to Amendments.  Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Majority Holders.  This Agreement may not be amended without the written consent of the Company and the Majority Holders.  No other course of dealing between the Company and the holder of any Securities or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such holders.  For purposes of this Agreement, Securities held by the Company or any of its Subsidiaries shall not be deemed to be outstanding.

7E.           Survival of Representations and Warranties.  All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by an Investor or on its behalf.

7F.           Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  In addition, and whether or not any express assignment has been made, the provisions of this Agreement that are for each Investor’s benefit as a purchaser or holder of Securities are also for the benefit of, and enforceable by, any subsequent holder of such Securities.  The rights and obligations of each Investor under this Agreement and the agreements contemplated hereby may be assigned by such Investor at any time, in whole or in part, to any investment fund managed by GTCR I or GTCR II or any successor thereto.

7G.          Generally Accepted Accounting Principles.  Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with United States generally accepted accounting principles, consistently applied, except that if because of a change in United States generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with United States generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company’s previous accounting methods and policies.

7H.          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

7I.            Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

7J.           Delivery by Facsimile.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

7K.          Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a section of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

7L.           Governing Law.  The Delaware General Corporation Law shall govern all issues concerning the relative rights of the Company and its securityholders.  All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

7M.         MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7N.          Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges prepaid), (c) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day.  Such notices, demands and other communications shall be sent to the Investors and to the Company at the addresses indicated below (or at such other address as shall be given in writing by one party to the others):

If to the Company:

Solera Holdings, Inc.
12230 El Camino Real
Suite 200
San Diego, CA 92130
Attention:	Chief Executive Officer
Telephone: (858) 812-2870
Facsimile: (858) 812-3011

with copies to:

GTCR Golder Rauner, L.L.C.
6100 Sears Tower
Chicago, Illinois 60606-6402
Attention:	Philip A. Canfield
Craig A. Bondy
Telephone: (312) 382-2200
Facsimile: (312) 382-2201

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention:	Stephen L. Ritchie, P.C.
Telephone: (312) 861-2000
Facsimile: (312) 861-2200

If to any of the Investors:

GTCR Golder Rauner, L.L.C.
6100 Sears Tower
Chicago, Illinois 60606-6402
Attention:	Philip A. Canfield
Craig A. Bondy
Telephone: (312) 382-2200
Facsimile: (312) 382-2201

with a copy to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention:	Stephen L. Ritchie, P.C.
Telephone: (312) 861-2000
Facsimile: (312) 861-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

7O.          Entire Agreement.  The Restated Purchase Agreement is amended, restated and superseded by this Agreement in its entirety; provided that, notwithstanding the foregoing or anything else to the contrary in this Agreement, nothing herein shall relieve any party from any liability for any breach prior to the date hereof of the Restated Purchase Agreement or for any breach prior to April 13, 2006 of the Original Purchase Agreement, and any provision so breached shall not be superseded by this Agreement for the purposes of actions taken in connection with such breach and liabilities related thereto.  This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

7P.           No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Unit Purchase Agreement as of the date first above written.

SOLERA HOLDINGS, INC.

By:
Name:	Tony Aquila
Its:	Chief Executive Officer

GTCR FUND VIII, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:
Name:
Its:	Principal

GTCR FUND VIII/B, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:
Name:
Its:	Principal

GTCR CO-INVEST II, L.P.

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:
Name:
Its:	Principal

SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

LIST OF EXHIBITS

Exhibit A                —            Certificate of Incorporation

Exhibit B                —            By-laws

Schedule of Investors(1)

Investor	Percentage
GTCR Fund VIII, L.P.	84.686%
GTCR Fund VIII/B, L.P.	14.862%
GTCR Co-Invest II, L.P.	0.452%

(1)                  Form attached for reference purposes.  Actual Schedule of Investors to be maintained with the books and records of the Company at Fund VIII’s principal office.